EXHIBIT 21
ENTITIES OF ALLERGAN, INC.

PLACE OF
INCORPORATION
TAB	NAME OF SUBSIDIARY	OR ORGANIZATION
1.	Allergan Productos Farmaceuticos S.A.	Argentina
2.	Allergan Australia Pty Limited	Australia
3.	Inamed Pty Ltd.	Australia
4.	Collagen Aesthetics Vertrieb	Austria
5.	Allergan N.V.	Belgium
6.	Collagen Aesthetics Benelux S.A.	Belgium
7.	Allergan Holdings B, Ltd.	Bermuda
8.	Allergan Produtos Farmacêuticos Ltda.	Brazil
9.	Inamed do Brazil Ltda	Brazil
10.	McGhan Do Brazil	Brazil
11.	Allergan Inc.	Canada
12.	CrownPharma Canada Inc.	Canada
13.	Inamed Canada, Inc.	Canada
14.	Allergan Pharmaceuticals Ireland	Cayman Islands
15.	Allergan Holdings C, Ltd.	Cayman Islands
16.	Allergan Laboratorios Limitada	Chile
17.	Allergan de Colombia S.A.	Colombia
18.	Inamed Costa Rica, S.A.	Costa Rica
19.	Allergan A/S	Denmark
20.	Allergan France S.A.S.	France
21.	Allergan Holdings France SAS	France
22.	Collagen Aesthetics France Sarl	France
23.	Pharm-Allergan GmbH	Germany
24.	Allergan Asia Limited	Hong Kong
25.	Allergan India Private Limited*	India
26.	Allergan Botox Limited	Ireland
27.	Allergan Sales, Limited	Ireland
28.	Allergan Services International, Limited	Ireland
29.	Allergan Pharmaceuticals Holdings (Ireland) Limited	Ireland
30.	McGhan Ltd.	Ireland
31.	McGhan Ireland Holdings Ltd.	Ireland
32.	Medisyn Technologies Limited	Ireland
33.	BioEnterics Limited	Ireland
34.	Chamfield Limited	Ireland
35.	Collagen Aesthetics International Limited	Ireland
36.	Allergan S.p.A.	Italy
37.	Allergan K.K.	Japan
38.	Allergan International YK	Japan
39.	Allergan NK	Japan
40.	Collagen KK	Japan
41.	McGhan Medical Group	Japan
42.	McGhan Medical Asia Pacific	Japan
43.	Allergan Korea Ltd.	Korea
44.	Collagen Luxemburg S.A.	Luxemburg
45.	Allergan, S.A. de C.V.	Mexico
46.	Allergan Servicios Profesionales, S. de R.L. de C.V.	Mexico
47.	BioEnterics Latin America S.A. de C.V.	Mexico
48.	McGhan Medical Mexico S.A. de C.V.	Mexico
49.	Pharmac, S.A.M.	Monaco
50.	Allergan B.V.	Netherlands
51.	Allergan Services BV	Netherlands
52.	Inamedical BV	Netherlands
53.	McGhan Medical BV	Netherlands
54.	Allergan Holdings BV	Netherlands Antilles
55.	Allergan New Zealand Limited	New Zealand

PLACE OF
INCORPORATION
TAB	NAME OF SUBSIDIARY	OR ORGANIZATION
56.	Allergan AS	Norway
57.	Allergan Singapore Pte. Ltd.	Singapore
58.	Allergan Pharmaceuticals (Proprietary) Limited	South Africa
59.	Allergan, S.A.	Spain
60.	Allergan Norden AB	Sweden
61.	Allergan AG	Switzerland
62.	Allergan (Thailand) Ltd.	Thailand
63.	Allergan Holdings Limited	United Kingdom
64.	Allergan Limited	United Kingdom
65.	Collagen Aesthetics (UK) Limited	United Kingdom
66.	Inamed Aesthetics Limited	United Kingdom
67.	McGhan Medical UK Limited	United Kingdom
68.	Allergan Optical Irvine, Inc.	United States/CA
69.	Allergan Sales Puerto Rico, Inc.	United States/CA
70.	CUI Corporation	United States/CA
71.	Herbert Laboratories	United States/CA
72.	Inamed Development Company	United States/CA
73.	Oculex Pharmaceuticals, Inc.	United States/CA
74.	Silcone Engineering, Inc.	United States/CA
75.	Allergan America, LLC	United States/DE
76.	Allergan Holdings, Inc.	United States/DE
77.	Allergan Puerto Rico Holdings, Inc.	United States/DE
78.	Allergan Sales, LLC	United States/DE
79.	Allergan Specialty Therapeutics, Inc.	United States/DE
80.	Inamed, LLC	United States/DE
81.	Inamed Corporation	United States/DE
82.	Inamed International Corp.	United States/DE
83.	Pacific Pharma, Inc.	United States/DE
84.	Flowmatrix Corporation	United States/Nevada
85.	TotalSkinCare.com Corporation	United Sates/Nevada
86.	Allergan de Venezuela, S.A.	Venezuela
*Except for Allergan India Private Limited, all of the above-named subsidiaries are 100% owned by the Registrant. Allergan India Private Limited is 51% owned by the Registrant.